UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 12, 2013
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Jericho Quadrangle, Suite 109 Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed, on June 26, 2013, Robert C. Ammerman filed an action in the Court of Chancery of the State of Delaware (the “Action”) against the four directors (the “Preferred Directors”) of Ameritrans Capital Corporation (the “Company”) elected by the separate vote of the holders of the Company’s 9 ⅜% participating cumulative preferred stock, face value $12.00 per share (the “Preferred Stock”), and against the Company as nominal defendant. The action seeks an order to validate actions taken by putative written consents (the “Consents”) of the holders of a majority of the Preferred Stock delivered by Mr. Ammerman and certain other holders of Preferred Stock to the Company, including the removal of the incumbent Preferred Directors and the appointment of Mr, Ammerman, Peter Kagunge, Frank Strohm and Arthur D. Little (the “Ammerman Faction”) as Preferred Directors. In connection with the Action, Mr. Ammerman is seeking the entry of a status quo order that would limit the ability of the incumbent board to take certain actions during the pendency of the Action. On July 12, 2013, Mr. Ammerman filed a related action in the Court of Chancery of the State of Delaware seeking to invalidate the provisions of the Company’s bylaws establishing the quorum and vote required for board action and alleging breach of fiduciary duty. Mr. Ammerman has moved to expedite these proceedings. On July 12, 2013, each of Michael Feinsod, Peter Boockvar, Howard F. Sommer, John R. Laird, Ivan J. Wolpert, Steven Etra and Elliott Singer, comprising all of the directors of the Company, resigned as directors of the Company. Prior to such resignation, the Board appointed the Ammerman Faction to fill the vacancies caused by the resignations of the Preferred Directors. Mr. Feinsod has also notified the Company of his resignation as President and Chief Executive Officer of the Company, effective as of the close of business today. Also, on July 8, 2013, Richard L. Feinstein resigned as Chief Financial Officer and Senior Vice President of Finance of the Company.

Prior to their resignations, Messrs. Sommer, Boockvar amd Laird were members of the Board’s audit committee and Messrs. Wolpert, Boockvar and Laird were members of the Board’s Governance, Compensation, and Nominating Committee.

After attempts to resolve the Action proved unsuccessful, each member of the Board, in light of the Company’s business and prospects and the effect of the action described above thereon, independently determined that it is advisable for such member to resign from the Board, so long as appropriate provision is made such that a Board constituting a majority of the total number of directors is in place following all such resignations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to their resignations, the Board also amended the Company’s bylaws to replace the supermajority quorum and voting provisions relating to action by the Board with simple majority quorum and voting provisions. A copy of the amendment to the Company’s bylaws is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

3.1     Amendment to Bylaws of Ameritrans Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: July 12, 2013	By:	/s/ Michael Feinsod
Name: Michael Feinsod Title: Chief Executive Officer and President